CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Bay National Corporation of our report dated March 30, 2009, with respect to the consolidated financial statements of Bay National Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission. We also consent to the reference in such Registration Statement to our firm under the caption “Experts.”

/s/ Stegman & Company

Baltimore, Maryland
December 22, 2009